Exhibit 10.62

THIS CONVERTIBLE DEBENTURE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CONVERTIBLE DEBENTURE IS SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF JANUARY 31, 2020, AS AMENDED AND IN EFFECT, AMONG THE COMPANY AND THE INVESTOR(S) NAMED THEREIN, AS THE SAME MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

THIS CONVERTIBLE DEBENTURE IS ALSO SUBJECT TO THE TERMS AND PROVISIONS OF SENIOR SECURED LOAN AGREEMENT DATED MAY 15, 2023 AS AMENDED AND IN EFFECT BY AND AMONG THE COMPANY, ITS SUBSIDIARIES AND THE HOLDER, AS THE SAME MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

AMENDED AND RESTATED SECURED CONVERTIBLE DEBENTURE

No. CN-1	Date of Original Issuance: January 31, 2020
US$3,000,000	Date of Amendment/Restatement and Reaffirmed Issuance: May 15, 2023

FOR VALUE RECEIVED, Athena Bitcoin Global a Nevada corporation (the “Company”), hereby promises to pay to the order of KGPLA Holdings, LLC, a Delaware limited liability company, or any subsequent holder hereof (the “Holder”), the principal sum of US$3,000,000 (the “Principal Amount”), together with interest thereon from the date of this Secured Convertible Debenture. Interest will accrue on the Principal Amount from the date of issuance of this Amended and Restated Secured Convertible Debenture dated as of the date set forth above (this “Secured Convertible Debenture”) at a rate of eight percent (8%) per annum (“Interest”). Unless earlier converted into Conversion Securities pursuant to Section 2.01(c) of that certain Securities Purchase Agreement dated January 30, 2020 by and among the Company, the Holder and the other parties thereto, as amended by that certain First Amendment to Securities Purchase Agreement dated July 12, 2021 (the “Purchase Agreement”), the Principal Amount and accrued interest of this Secured Convertible Debenture will be due and payable by the Company on or after the Maturity Date or upon demand by the Lead Investor in accordance with the terms and conditions of the Purchase Agreement.

WHEREAS, this Secured Convertible Debenture is one of a series of Secured Convertible Debentures originally issued pursuant to the Purchase Agreement, and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement; and

WHEREAS, the Company has requested that the Holder extend further credit to the Company pursuant to that certain Senior Secured Loan Agreement dated May 15, 2023 by and among the Holder, as lender, and the Company and its subsidiaries, as the borrowers (the “Secured Loan Agreement”), and as a condition to loaning additional funds to the Company under the Secured Loan Agreement, the Company agreed (i) to amend and restate this Secured Convertible Debenture such that it become a secured, and not general unsecured, obligation of the Company on par with the Notes (as defined in the Secured Loan Agreement) issued concurrently with the amendment hereof, pursuant and subject to the Security Documents (as defined in the Secured Loan Agreement) made and delivered in connection with the transactions contemplated by the Secured Loan Agreement, and (ii) to reaffirm the Company’s obligations to repay the Principal Amount and all sums otherwise due and owing hereunder, in accordance with the terms of the Purchase Agreement and this Secured Convertible Debenture, and otherwise to reaffirm all provisions thereof and hereof.

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1.              Payment; Reaffirmation.

(a)                All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prepayment of principal, together with accrued interest, may not be made without the written consent of the Holder, except in the event of a Corporate Transaction (as set forth in Section 2.01(c)(ii)(1) of the Purchase Agreement).

(b)              Interest shall be calculated based on actual number of days elapsed over a year of 365 days and paid quarterly no later than twenty (20) days following each quarter. Notwithstanding any other provision of this Secured Convertible Debenture, the Holder will not charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum rates or amounts permitted by applicable law and in the event any payments are made in excess of such maximum, such payments shall be refunded to the Company or credited to reduce the Principal Amount. All payments received by the Holder hereunder will be applied first to reasonable costs of collection, if any, then to Interest, and then the balance to the Principal Amount.

(c)                The entirety of the Company’s obligations in respect of this Secured Convertible Debenture and the Purchase Agreement to the Holder, including all amounts due and owing pursuant hereto and thereto, are expressly reaffirmed and acknowledged in their entirety by the Company, as a binding legal obligation of the Company for all purposes. In the event of any conflict between any term or provision of the Purchase Agreement or this Secured Convertible Debenture, the term or provision of the Purchase Agreement or this Secured Convertible Debenture, as the case may be, will govern.

2.             Security. This Secured Convertible Debenture is secured by a first-priority lien on the Collateral (as that term is defined in, and pursuant to, the Securities Documents made and issued in favor of the Holder in connection with the Secured Loan Agreement), which liens are pari passu first-priority liens of the Holder with those other concurrent liens on the Collateral pursuant to the Notes (as defined in the Secured Loan Agreement) issued in favor of and held by the Holder.

3.              Conversion of the Secured Convertible Debentures. This Secured Convertible Debenture and any amounts due hereunder will be convertible into Conversion Shares in accordance with the terms of Section 2.01(c) of the Purchase Agreement, pursuant to the conversion notice attached hereto in substantial form.

4.               Events of Default. An “Event of Default” will occur if any of the following occurs:

(a)                the Company fails to make any payment of the Principal Amount of Interest when due within ten (10) business days following the Holder’s written demand for payment;

(b)               the Company materially breaches any representation or warranty contained in, or fails to comply with, any of the terms or covenants of the Purchase Agreement or this Secured Convertible Debenture, and such breach or failure is not cured within thirty (30) days after the Holder has given the Company written notice of such breach, or otherwise is in material breach of any representation, warranty, term or covenant of the Loan Documents (as defined in the Secured Loan Agreement), including, without limitation, of Secured Loan Agreement, the Notes or the Security Documents;

(c)             involuntary proceedings shall have been commenced against the Company (i) under federal bankruptcy law or under any applicable federal or state bankruptcy, insolvency, or similar law, which seek the general adjustment of the Company’s debts, (ii) seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any material part of the Company’s property, or (iii) seeking an order winding up or liquidating the assets of the Company are initiated and continue for a period of sixty (60) days;

(d)              (i) a voluntary proceeding shall have been commenced under federal bankruptcy law, or any other applicable federal or state bankruptcy, insolvency, or other similar law, (ii) the consent by the Company to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any material part of the Company’s property, (iii) the Company making any assignment for the benefit of creditors, (iv) the admission in writing of the Company generally to pay the Company’s debts as they become due, (v) the failure of the Company generally to pay the Company’s debts as they become due (which failure results in an acceleration of, a default under or breach of any agreement for such indebtedness), or (vi) the taking of any formal action by the Company in furtherance of any of the foregoing; or

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(e)                judgment(s) for the payment of money in excess of $100,000, individually or in the aggregate, shall have been rendered by a court of record against the Company, and such judgment shall continue unsatisfied and in effect for a period of ninety (90) consecutive days without being stayed, vacated, discharged, satisfied or bonded pending appeal; provided, however, that no Event of Default shall exist under this Section 4(e) if the Company is in good faith contesting such judgment.

5.              Remedies on Default. Upon the occurrence of an Event of Default, at the option and upon the declaration of the Required Holders (i) the entire unpaid Principal Amount and accrued and unpaid interest on this Secured Convertible Debenture and all other Secured Convertible Debentures shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable (provided that if an Event of Default specified in Section 4.c) or Section 4.d) occurs, this Secured Convertible Debenture shall become immediately due and payable without any declaration or other act on the part of the Holder) and (ii) interest shall accrue on the unpaid Principal Amount from and after the date of such Event of Default at a rate equal to eighteen percent (18%) per annum, and the Holder may, among other things, proceed to protect and enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Purchase Agreement, or for an injunction against a violation of any of the terms hereof or thereof or in the exercise of any power granted hereby or thereby or by law. No right conferred upon the Holder hereby or by the Purchase Agreement shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. In the event of an Event of Default, payment shall be made on this Secured Convertible Debenture in the form of a certified check or other immediately available funds. Nothing herein will affect any of the Holder’s rights under the Secured Loan Agreement or the Security Documents in respect of its rights and remedies in an event of default thereunder including, without limitation, its rights to foreclose on the Collateral pledged pursuant to the Security Documents.

6.              Transferability. No sale, pledge or transfer (“Transfer”) of this Secured Convertible Debenture will be accepted or recognized by the Company unless registration is not required under the Securities Act in respect of such transaction and such Transfer does not violate any applicable federal, state or other securities laws; provided, however, that no Transfer shall be effective without the prior written consent of the Board of Directors of the Company (which shall not be unreasonably withheld). The Company may elect, in its sole discretion, prior to any Transfer to require an opinion of counsel with respect to such matters, except that no opinion shall be required with respect to (i) a Transfer by a Holder to any Affiliate or their respective directors, officers, partners or members; a Transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner; or a Transfer by a Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Secured Convertible Debenture and the Purchase Agreement or (ii) a Transfer made in accordance with Rule 144 under the Securities Act, provided that the transferee agrees in writing to be subject to the terms of this Secured Convertible Debenture and the Purchase Agreement (such transactions, a “Permitted Transfer”). In the event of a Permitted Transfer, upon the receipt of the original executed copy of this Secured Convertible Debenture from the Holder, the Company will promptly issue a new Secured Convertible Debenture in the name of the transferee at no charge, except for any applicable transfer taxes.

7.              Miscellaneous.

(a)               Defenses. The obligations of the Company under this Secured Convertible Debenture shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

(b)             Attorneys’ and Collection Fees. Should the indebtedness evidenced by this Secured Convertible Debenture or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Secured Convertible Debenture be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the Principal Amount and accrued interest due and payable hereon, all costs of collection, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Holder in collecting such indebtedness or enforcing this Secured Convertible Debenture.

(c)              Waiver of Presentment. The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Secured Convertible Debenture.

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(d)             Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Secured Convertible Debenture, the resolution of any controversy or claim arising out of or relating to this Secured Convertible Debenture and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement.

(e)               Successors and Assigns. This Secured Convertible Debenture applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Secured Convertible Debenture without the written consent of the Lead Investor. Any transfer of this Secured Convertible Debenture may be effectuated only pursuant to the Purchase Agreement and by surrender of this Secured Convertible Debenture to the Company and reissuance of a new Secured Convertible Debenture to the transferee. The Holder and any subsequent holder of this Secured Convertible Debenture receives this Secured Convertible Debenture subject to the foregoing terms and conditions and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns).

(f)                Officers and Directors Not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Secured Convertible Debenture.

(g)              Limitation on Interest. In no event will any interest charged, collected or reserved under this Secured Convertible Debenture exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Secured Convertible Debenture exceeds such maximum rate, then such excess sum will be credited by the Holders as a payment of principal.

(h)               Choice of Law. This Secured Convertible Debenture, and all matters arising out of or relating to this Secured Convertible Debenture, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

(i)                 Notice. Any notice required or permitted under this Secured Convertible Debenture shall be effectuated in accordance with the provisions of Section 9.03 of the Purchase Agreement.

(j)                 Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Secured Convertible Debenture based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Secured Convertible Debenture primarily for the operations of its business, and not for any personal, family or household purpose.

COMPANY:

Athena Bitcoin Global, a Nevada corporation By: /s/ Matias Goldenhorn Name: Matias Goldenhorn Title: CEO

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[FORM OF CONVERSION NOTICE]

TO:	GAMEPLAN, INC. 1332 N Halsted St Ste 401
Chicago, IL, 60642
Attention: CEO/President

The undersigned owner of this Amended and Restated Secured Convertible Debenture due January 30, 2025 (the “Debenture”) issued by Athena Bitcoin Global, a Nevada corporation (the “Company”) hereby irrevocably exercises its option to convert $____________, which is equal to the Principal Amount (and any amount of interest thereon accrued but unpaid or to be paid by the Company concurrently with the conversion in lieu thereof as of the intended conversion date), into shares of the Company’s common stock (“Common Stock”) in accordance with the terms of the Debenture and the Securities Purchase Agreement of even date therewith (the “Purchase Agreement”). The undersigned hereby instructs the Company to convert the portion of the Debenture specified above into shares of Common Stock issued at Conversion in accordance with the provisions of the Debenture and Section 2.01(c) of the Purchase Agreement. The undersigned directs that the Common Stock and certificates therefor deliverable upon conversion, the Debenture reissued in the Principal Amount not being surrendered for conversion hereby, the check in payment of the accrued and unpaid interest thereon (if so paid by the Company concurrently herewith) to the date of this Notice, be registered in the name of and/or delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Debenture and the Purchase Agreement. The conversion pursuant hereto shall be deemed to have been effected at the date and time specified below, and at such time the rights of the undersigned as a Holder of the Principal Amount of the Debenture set forth above shall cease and the Person or Persons in whose name or names the Common Stock issued upon conversion shall be registered shall be deemed to have become the holder or holders of record of the Common Stock shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Stock shares shall at such time vest with such Person or Persons.

Date and time:

KGPLA Holdings LLC

By: ______________________________
Name: Jason Lu
Title: Manager

Fill in for registration of Debenture:
Please print name and address
(including ZIP code number):

KGPLA Holdings LLC

Attn: Jason Lu, Manager

10830 SW 69th Ave

Pinecrest, FL 33156

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